Exhibits 10.14

Non-Employee Director Form

NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is made as of             ,          (the “Date of Grant”), between Nine Energy Service, Inc., a Delaware corporation (the “Company”), and                      (the “Director”).

To carry out the purposes of the Amended and Restated Nine Energy Service, Inc. 2011 Stock Incentive Plan (the “Plan”), by affording Director the opportunity to purchase shares of Common Stock, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

1.    Grant of Option. The Company hereby grants to Director the right and option (this “Option”) to purchase all or any part of an aggregate of                  shares of Common Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, this Agreement shall control. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Plan. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2.    Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be $                 per share (the “Purchase Price”), which has been determined to be not less than the Fair Market Value of a share of Common Stock at the Date of Grant. For all purposes of this Agreement, the Fair Market Value of a share of Common Stock shall be determined in accordance with the provisions of the Plan.

3.    Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant, but this Option shall not be exercisable for more than the percentage of the aggregate number of shares of Common Stock offered by this Option, determined by the number of full years from the Date of Grant to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Shares That May Be Purchased
Less than 1 year	0%
Less than 2 years	33 1/3%
Less than 3 years	66 2/3%
3 years or more	100%

This Option may be exercised only while Director remains a member of the Board and will terminate and cease to be exercisable upon the termination of Director’s membership on the Board, except that:

(a)    If Director’s membership on the Board terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Director (or Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the one-year period following such termination, but only as to the number of shares Director was entitled to purchase hereunder as of the date of such termination.

(b)    If Director’s membership on the Board terminates by reason of Director’s death, this Option may be exercised by Director’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, at any time during the one-year period following the date of Director’s death, but only as to the number of shares Director was entitled to purchase hereunder as of the date of Director’s death.

(c)    If Director’s membership on the Board terminates for any reason other than those described in the foregoing clauses (a) or (b), then this Option may be exercised by Director at any time during the period of 30 days following such termination, or, if Director dies during such 30-day period, by Director’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during the 30-day period following Director’s death, but in each case only as to the number of shares Director was entitled to purchase hereunder as of the date Director’s membership on the Board so terminates.

Notwithstanding the foregoing or anything to the contrary herein, this Option shall not be exercisable in any event following the date that is 10 years from the Date of Grant. The Purchase Price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) if permitted by the Committee in its sole discretion and if Director is not resident in Canada for purposes of the Income Tax Act (Canada), by delivering or constructively tendering to the Company shares of Common Stock having a Fair Market Value equal to the Purchase Price (provided such shares used for this purpose must have been held by Director for such minimum period of time as may be established from time to time by the Committee), (c) if the Common Stock is readily tradable on a national securities exchange, through a “cashless exercise” in accordance with a Company-established policy or program for the same or (d) any combination of the foregoing. No fraction of a share of Common Stock shall be issued by the Company upon exercise of this Option or accepted by the Company in payment of the Purchase Price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director’s death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

4.    Withholding of Tax. To the extent that the grant or exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income or wages to Director for federal, state, local or foreign tax purposes, Director shall deliver to the Company or to any Affiliate nominated by the Company at the time of such grant, exercise or disposition such amount of money or, if permitted by the Committee in its sole discretion and if Director is not resident in Canada for purposes of the Income Tax Act (Canada), shares of Common Stock as the Company or any Affiliate nominated by the Company may require to meet its obligation under applicable tax or social security laws or regulations. If Common Stock is used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Shares surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the maximum number of shares of Common Stock which may be withheld, surrendered or reduced shall be the number of shares of Common Stock which have a Fair Market Value on the date of surrender, withholding, or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or any of its Affiliates, as determined by the Committee in its sole discretion. No exercise of this Option shall be effective until Director (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable tax withholding requirements of the Company or, if applicable, any Affiliate of the Company.

5.    Stockholders Agreement. Shares of Common Stock purchased pursuant to the exercise of this Option shall be subject to the terms of the Stockholders Agreement. Director agrees that Director and Director’s spouse, if any (and any person permitted to exercise this Option in the event of Director’s death), will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Company, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Stockholders Agreement.

6.    Lock-up Provision. Director hereby agrees that in the event of any underwritten public offering of Common Stock, including an initial public offering of Common Stock, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), Director shall not effect any public sale or distribution of Common Stock or of any securities convertible into or exchangeable or exercisable for Common Stock or hedging transactions relating to Common Stock, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning 14 days prior to the expected date of “pricing” of such public offering and continuing for a period not to exceed 180 days after the date of the final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration statement) as may be established by the underwriter(s) for such public offering (the “Lock-Up Period”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended through the 18th day after the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter(s) of such underwritten public offering waive, in writing, such extension. If and to the extent requested by the managing underwriter(s), Director agrees to execute an agreement to the foregoing effect with the underwriter(s) for such public offering on such terms as the managing underwriter(s) shall reasonably request (with such modification as reasonably requested by such managing underwriter(s) to take into consideration then existing rules of an applicable securities exchange regarding research analyst publications). The limitations contained in this Section 6 shall not apply to any shares registered in such public offering under the Securities Act.

7.    Status of Common Stock. Director understands that at the time of the execution of this Agreement the shares of Common Stock to be issued upon exercise of this Option have not been registered under the Securities Act, or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Common Stock acquirable upon the exercise of this Option have been registered for issuance under the Securities Act, the Company will not issue such shares unless, if requested by the Company, the holder of this Option provides the Company with a written opinion of legal counsel satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Securities Act. In the event exemption from registration under the Securities Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Director agrees that the shares of Common Stock which Director may acquire upon exercise of this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Director also agrees that the shares of Common Stock which Director may acquire upon exercise of this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

In addition, Director agrees that (i) the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with the terms and provisions of the Stockholders Agreement, applicable securities laws or any other agreement to which Director is a party, (ii) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of the Stockholders Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

8.    Membership on the Board. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to this Agreement, shall affect in any way the right of Director or the Company or any such Affiliate or other entity to terminate Director’s membership on the Board at any time. Any question as to whether and when there has been a termination of Director’s membership on the Board and the cause of such termination, shall be determined by the Board, and its determination shall be final and binding on all parties.

9.    Headings; References; Interpretation. All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

10.    Acknowledgements Regarding Section 409A of the Code. Director understands that if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the date of grant of this Option, then Director may incur adverse tax consequences under section 409A of the Code. Director acknowledges and agrees that (a) Director is not relying upon any determination by the Company, any Affiliate, or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the date of grant of this Option, (b) Director is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Director’s execution of this Agreement and Director’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Director is relying on Director’s own judgment and the judgment of the professionals of Director’s choice with whom Director has consulted. Director hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Director’s execution of this Agreement and the receipt, holding and exercise of this Option.

11.    Notices. Any notices or other communications provided for in this Agreement shall be in writing. In the case of Director, such notices or communications shall be effectively delivered if hand delivered to Director or if sent by certified mail, return receipt requested, to Director at Director’s last known address on file with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to the Company at its principal executive offices.

12.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

13.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option granted hereby; provided, however, that if Director has entered into any written agreement with the Company, Nine Energy Service, LLC or any other Affiliate regarding the arbitration of disputes (such agreement, an “Arbitration Agreement”), then this Agreement shall be subject to the dispute resolution procedures set forth in the Arbitration Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Board may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.

14.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Director has executed this Agreement, all as of the date first above written.

NINE ENERGY SERVICE, INC.

By:
Ernie L. Danner
Chairman of the Board

DIRECTOR

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NONSTATUTORY STOCK OPTION AGREEMENT